UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Attached hereto is the updated 2007 Pro Forma Profit and Loss Statement which Trex Company, Inc. is filing to enhance the information that was provided in the 2007 Pro Forma Profit and Loss Statements included in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 29, 2008, reporting earnings for the three-month and nine-month periods ended September 30, 2008. The adjustments included in the previously released Pro Forma Statements did not include all components of the expenses in 2007 related to the surface flaking characteristics of certain west coast production. There was no change to the GAAP reported Financial Statements for the respective periods.

The Pro Forma gross profit margin improved by 6.7% rather than the 6.0% previously reported and the operating profit margin improved by 10.3% rather than the 8.3% previously reported for the three months ended September 30, 2008.

The Pro Forma operating profit margin improved by 6.4% rather than the 6.0% previously reported for the nine months ended September 30, 2008. There was no change to the gross profit margin.

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit	Description of Exhibit
99.1	2007 Pro Forma Profit and Loss Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: November 4, 2008	/s/ James E. Cline
James E. Cline
Chief Financial Officer

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